SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   November 13, 2009

WINDTAMER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

000-53510	16-1610794
(Commission File Number)	(IRS Employer Identification No.)

6053 Ely Avenue, Livonia, New York	14487
(Address of Principal Executive Offices)	(Zip Code)

(585) 346-6442

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01         Entry into a Material Definitive Agreement

       The information set forth in Item 5.02(c) with respect to the Subscription Agreement between WindTamer Corporation and William Schmitz is incorporated herein by reference.

Item 3.02         Unregistered Sales of Equity Securities

       On November 13, 2009, WindTamer Corporation (the “Company”) issued 200,000 shares of common stock each to directors Eugene Henn, George Naselaris and Anthony Romano, at the exercise price of $0.05 per share, for total proceeds of $30,000 upon the exercise of options granted under the Company’s 2008 Equity Incentive Plan in October and November 2008, before the Company became subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.  The transactions are exempt from registration under Rule 701 of the Securities Act of 1933, as amended (the “Securities Act”).

On November 14, 2009, William A. Schmitz acquired from the Company, 125,000 shares of the Company's common stock for a total of $75,000 in a private placement.  The transaction was exempt from registration under Section 4(2) of the Securities Act.  The shares were issued in a transaction not involving a public offering.  Mr. Schmitz is an accredited investor as defined under the Securities Act, was knowledgeable about the Company’s operations and financial condition and had access to such information. The transactions did not involve any form of general solicitation.  The shares issued are restricted from resale and were acquired for investment purposes only.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On November 13, 2009, the Board of Directors of the Company appointed William A. Schmitz as President of the Company, effective November 15, 2009.  Mr. Schmitz has also been named a Director of the Company. Mr. Schmitz, age 47, will report to the Company's founder, Chairman of the Board and Chief Executive Officer Gerald E. Brock.

In connection with this appointment, the Company entered into an Employment Agreement with Mr. Schmitz dated November 15, 2009 (the “Employment Agreement”), and a Stock Option Agreement dated November 15, 2009 (the "Stock Option Agreement"). Copies of the Employment Agreement and the Stock Option Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

The Employment Agreement provides for an initial three year employment term, which term automatically renews for successive one year terms unless terminated by Mr. Schmitz or the Company at least sixty days prior to the end of the term or any subsequent renewal term.  Mr. Schmitz’s base compensation will be $225,000 during the first year of the term, and $250,000 per year thereafter. He is eligible for a bonus of $25,000 contingent upon the Company recording an aggregate of $2.5 million of (i) revenue and (2) state and federal government grants prior to December 31, 2010. In addition, he shall be eligible for a further bonus at the discretion of the compensation committee of the Company. Under the terms of the Employment Agreement and Stock Option Agreement, Mr. Schmitz was also granted stock options to purchase 1,500,000 shares of the Company's common stock under the Company's 2008 Equity Incentive Plan, which shall vest on the anniversary of his start date in increments of 250,000 for the first two years of his employment, with the remainder to vest on the third anniversary of his start date, at an exercise price set at the last trading price of the Company's common stock on the OTCBB on the first day of trading.  Trading is expected to begin on November 16, 2009.

Mr. Schmitz is subject to non-competition covenant during the term of his employment and for a period of one (1) year thereafter.  Upon termination of Mr. Schmitz’s employment for any reason, he is entitled to receive all unpaid salary, earned bonuses, vacation and other accrued benefits through the date of termination.  If Mr. Schmitz’s employment is terminated without

“Good Cause,” as defined in the Employment Agreement, he is also entitled to severance payments in an amount equal to the annual salary at the rate in effect as of the date of termination for the remainder of the term but not less than two times his annual salary, and payment of health insurance premiums for himself and his family for twelve months immediately after termination.

The Employment Agreement also provides that on April 15, 2010, unless the Board of Directors unanimously votes otherwise prior to such date, Mr. Schmitz shall be named Chief Executive Officer to replace Mr. Brock.

The above description is a summary only and is qualified in its entirety by reference to Exhibits 10.1 and 10.2 filed herewith.

On November 14, 2009, Mr. Schmitz acquired from the Company 125,000 shares of the Company's common stock for a total of $75,000 in a private placement transaction exempt from registration under Section 4(2) of the Securities Act. A copy of the Subscription Agreement between Mr. Schmitz and the Company is attached hereto as Exhibit 10.3.

There is no arrangement or understanding between Mr. Schmitz and any other person, pursuant to which Mr. Schmitz is to be selected as an officer of the Company that would require disclosure under Item 401(b) of Regulation S-K. Additionally, there is no family relationship between Mr. Schmitz and any other person that would require disclosure under Item 401(d) of Regulation S-K. Except as described above, Mr. Schmitz is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Schmitz had been previously employed as Chief Operating Officer of Ultralife Corp. (formerly known as Ultralife Batteries Inc.) since 2002. Mr. Schmitz joined Ultralife Corp. in December 1999 and served as its Vice President of Manufacturing. He served as Vice President and General Manager of Primary Batteries since 2000. He served as Chief Operating Officer of Primary Batteries since November 2001. Before this, Mr. Schmitz served for Bausch & Lomb from 1985 to 1999 in several positions, most recently as Director of New Product Development in the Eyewear Division from 1995 to 1999. Mr. Schmitz has an M.S. in Operations Management from the University of Rochester and a B.S. in Mechanical Engineering from the Rochester Institute of Technology.

A copy of the press release announcing the appointment of Mr. Schmitz to the Company's Board of Directors, and his appointment as President of the Company is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

(d)           On November 13, 2009, the Board of Directors elected Mr. Schmitz as a Director of the Company effective November 15, 2009.  In connection with the election, the Board increased its number of members from 4 to 5.

There is no arrangement or understanding between Mr. Schmitz and any other person, pursuant to which Mr. Schmitz is to be selected as a director of the Company that would require disclosure under Item 401(b) of Regulation S-K. Mr. Schmitz is not expected to be named to any committee of the board of directors. Except as described in Item 5.02(c), Mr. Schmitz is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

With the exception of the Employment Agreement and the Stock Option Agreement described above, there is no material plan, contract or arrangement to which Mr. Schmitz is a party, or in which he participates, nor has there been any material amendment to any plan, contract or arrangement, by virtue of his appointment as President and his election as Director.

Item 9.01

(d)           Exhibits

Exhibit Number	Description

10.1	Employment Agreement between WindTamer Corporation and William Schmitz, dated as of November 15, 2009.
10.2	Stock Option Agreement between WindTamer Corporation and William Schmitz, dated as of November 15, 2009.
10.3	Subscription Agreement between WindTamer Corporation and William Schmitz, dated November 14, 2009.
99.1	Press Release issued November 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDTAMER CORPORATION

Date: November 16, 2009	By:	/s/ Gerald E. Brock
Name: Gerald E. Brock
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement between WindTamer Corporation and William Schmitz, dated as of November 15, 2009.
10.2	Stock Option Agreement between WindTamer Corporation and William Schmitz, dated as of November 15, 2009.
10.3	Subscription Agreement between WindTamer Corporation and William Schmitz, dated November 14, 2009.
99.1	Press Release issued November 16, 2009.